UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 24, 2024, Bionano Genomics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) and JGB Collateral LLC, as collateral agent for the Investors (the “Collateral Agent”), for the sale by the Company in a private placement (the “Offering”) of (i) 2,250,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), and (ii) Senior Secured Convertible Debentures in the aggregate principal amount of $20,000,000 (the “Debentures” and together with the Shares, the “Securities”), for an aggregate purchase price of $18,000,000.

The closing of the Offering occurred on May 24, 2024, following the satisfaction of certain customary closing conditions. In connection with the closing of the Offering, the Company received net proceeds of approximately $17.9 million, of which the Company used approximately $17.6 million to fully redeem that certain Senior Secured Convertible Note due 2025 made by the Company in favor of High Trail Special Situations LLC in the original principal amount of $45,000,000 (as amended, the “High Trail Note”). The Company intends to use remainder of the proceeds from the Offering for general corporate purposes.

The Securities issued in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration.

The Purchase Agreement contained customary representations, warranties and covenants by the Company, customary indemnification obligations of the Company, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreements and were subject to limitations agreed upon by the contracting parties.

In addition, pursuant to the Purchase Agreement, the Company granted the Investors the right to participate up to 100% in any debt offering by the Company or any of its subsidiaries that occurs during the period commencing on the closing date and ending on the earlier of (i) the maturity date under the Debentures, and (ii) the date on which all amounts payable by the Company under the Debentures have been paid in full.

In addition, so long as the Debentures remain outstanding, the Purchase Agreement provides that the Company and each of its subsidiaries may not effect or enter into any “Variable Rate Transaction.” “Variable Rate Transaction” is generally defined to mean a transaction involving the issuance of convertible securities with a conversion price, exercise price or exchange rate or other price that is based on trading prices of the Company’s common stock or varies based on changes in the trading price of the Company’s common stock or is subject to being reset at a future date upon the occurrence of specified or contingent events (not including customary structural adjustments). Sales of our common stock pursuant to the Company’s Sales Agreement with Cowen and Company, LLC will not be considered Variable Rate Transactions.

The foregoing description of the material terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Debentures

The Debentures have an aggregate face value of $20,000,000 and were issued with an original issue discount of $2,000,000. The Debentures have maturity date of May 24, 2026 and an interest rate of 11% per annum payable monthly on the last business day of each calendar month.

The Company may, subject to certain “Equity Conditions,” redeem the Debentures at any time by paying an amount equal to the entire outstanding principal amount of the Debenture, plus all accrued and unpaid interest, plus the applicable “Company Redemption Premium,” plus any other amounts due and payable under the Debenture.  The “Company Redemption Premium” is an amount equal to 112% of the principal amount of the Debenture if the redemption is prior to the first anniversary of the original issue date, or 106% of the principal amount of the Debenture if the redemption is on or after the first anniversary of the original issue date. The “Equity Conditions” include, among other things, that a resale registration statement has been filed with, and been declared effective by, the SEC, the Company’s common stock is listed on a trading market, there is no existing event of default under the Debenture, etc. No partial redemptions by the Company are permitted.

Beginning on July 24, 2024, the holder of a Debenture may require the Company to redeem a portion of its Debenture of up to $1,000,000.00 per calendar month by providing written notice to the Company.

At the election of the holder, each Debenture is convertible, in whole or in part, at any time and from time to time at a conversion price of $2.00 per share of common stock (the “Conversion Price”) to be issued upon such conversion (each a “Conversion Share”). The Conversion Price is subject to adjustment for stock dividends, stock splits, and certain other corporate events. Notwithstanding the foregoing, the Company will not effect any conversion under the Debentures to the extent that such conversion would cause the holder’s beneficial ownership of the Company’s common stock to exceed 4.99% (or 9.99% at the election of the holder) of the Company’s issued and outstanding common stock.

Under the Debentures, the Company must at all times maintain a cash balance equal to the lesser of (a) $11.0 million and (b) the then outstanding principal balance of the Debentures, in a blocked account. In addition, for as long as any portion of the Debentures remain outstanding, the Company is generally restricted from: incurring indebtedness; granting or suffering liens on any of its property or assets; amending its organizational documents; repurchasing any of its securities; paying dividends; selling, disposing, licensing or leasing its assets other than in the ordinary course; and other customary restrictive covenants.

The Debentures also set forth certain customary events of default after which the Debentures may be declared immediately due and payable, including certain types of bankruptcy or insolvency events of default involving the Company and its subsidiaries.

The Debentures are secured by substantially all of the assets of the Company and its domestic subsidiaries (BioDiscovery, LLC, Lineagen, Inc. and Purigen Biosystems, Inc.), which security interest is set forth in a Security Agreement, dated as of May 24, 2024, by and among the Company, its domestic subsidiaries, and the Collateral Agent (the “Security Agreement”).

In addition, the Company’s domestic subsidiaries entered into a Subsidiary Guaranty, dated as of May 24, 2024, in favor of the Investors pursuant to which the Company’s domestic subsidiaries agreed to jointly and severally, unconditionally and irrevocably guarantee to the Investors and their successors and assigns, the prompt complete payment and performance when due of the obligations of the Company under the Debentures (the “Guaranty”).

The foregoing description of the material terms of the Debentures, the Security Agreement, and the Guaranty are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which is filed as Exhibits 4.1, 10.2 and 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Placement Agent Agreement

Canaccord Genuity LLC (the “Placement Agent”) acted as the exclusive placement agent for the Offering, which was conducted on a “reasonable best efforts” basis. On May 24, 2024, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with the Placement Agents pursuant to which the Company agreed to pay the Placement Agents a cash fee equal to 6.0% of the of the aggregate face value of the Debentures issued by the Company in connection with the Offering. In addition, the Company agreed to reimburse the Placement Agent for any out-of-pocket expenses incurred by the Placement Agent in connection with the Offering not to exceed $75,000. The Placement Agent Agreement contains customary representations, warranties and agreements by the Company and indemnification obligations.

The foregoing description of the material terms of the Private Placement Agreement is not complete and is qualified in its entirety by reference to the full text of the Private Placement Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the offering, the Company entered into a registration rights agreement, dated as of May 24, 2024, with the Investors (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company is required to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Shares and the Conversion Shares within 15 calendar days of the closing date and to use its best efforts to have the registration statement declared effective within 45 days following the closing date (or 60 days in the event of a partial or full review by the SEC).

The foregoing description of the material terms of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

High Trail Note Redemption

In connection with the redemption of the High Trail Note referenced above, the Company entered into a letter agreement with High Trail Special Situations LLC dated May 23, 2024 (the “HT Agreement”).  Pursuant to the HT Agreement, the company agreed to redeem the entire outstanding principal amount of $15,337,000 under High Trail Note at a redemption price of 115% for a total redemption payment of $17,637,550 (the “Redemption Payment”). Upon High Trail’s receipt of the Redemption Payment on May 24, 2024, the High Trail Note was cancelled. In addition, pursuant to the HT Agreement, the Company agreed to pay High Trail a retirement fee of $2,187,500 and to reimburse High Trail Special Situations LLC for all of its reasonable and documented out-of-pocket expenses incurred with the release and termination of security interests relating to the High Trail Note.

The foregoing description of the material terms of the HT Agreement is not complete and is qualified in its entirety by reference to the full text of the HT Agreement, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information required by this Item 1.02 relating to the High Trail Note is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Debentures is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 relating to the Shares and Debentures is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The Shares and Debenture were issued in reliance upon Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under the Securities Act and was made without general solicitation or advertising. Pursuant to the Purchase Agreement, the Investors each represented that it is an accredited investor and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On May 28, 2024, the Company issued a press release announcing the completion of the Offering. A copy of the press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01 and the related exhibit are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

Based on the Company’s current business plans, it believes such net proceeds from the Offering discussed above in Item 1.01 of this Current Report and restructuring of redemption terms under the Debenture, together with its existing cash, cash equivalents and short-term investments and after taking into account inaccessible “restricted cash” under the terms of the transaction described above, will be sufficient to fund the Company’s operating expenses and capital expenditure requirements into at least the fourth quarter of 2024. The Company’s available cash, cash-equivalents and short-term investments following consummation of the transaction described above will not be sufficient to achieve cash-flow break even. As noted in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 8, 2024, based on recurring losses from operations incurred since inception, the expectation of continued operating losses and the need to raise additional capital to finance the Company’s future operations, the Company had determined that there is substantial doubt about its ability to continue as a going concern within 12 months of such Quarterly Report.  The Company will continue to seek to raise additional capital, but without additional financing the Company may not be able to continue as a going concern. If the Company is unable to continue as a going concern, the Company may have to reorganize or liquidate its business and may receive less than the value at which those assets are carried on the Company’s consolidated financial statements, and investors may lose all or a part of their investment.  The Board has established a strategy committee to work with the Company and outside advisors in evaluating the Company’s options and considering alternatives that it believes will maximize stakeholder value, including any of the following or a combination thereof: debt financing, equity investments, combinations with other companies, or the sale of all or part of the company. There can be no assurances that any transactions will be completed and if the Company is not able to raise sufficient additional capital to fund the Company’s future operation, the Company may potentially seek relief available under applicable insolvency laws. The Company does not intend to make further announcements regarding this process unless and until the Board approves a specific transaction or otherwise determines that further disclosure is appropriate.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the Company’s review and consideration of strategic alternatives, expectations regarding the Company’s cash runway, the timeframe for such review and potential reorganization or liquidation alternatives for the Company. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations, statements regarding the anticipated cash runway including and excluding the amounts held as restricted cash, statements regarding the anticipated charges, and expected net proceeds and the Company’s ability to continue as a going concern. These risks and uncertainties include, among other things, the Company’s ability to identify and evaluate possible financial and strategic alternatives and their implications for the Company; the risk that the review process will not result in the Company pursuing any additional transactions or that any transaction, if pursued, will be completed on attractive terms or at all; the ability of the Company to obtain sufficient financing to continue as a going concern; and other risks and uncertainties included in the periodic reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time, which are available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1*	Form of Senior Secured Convertible Debenture Due May 24, 2026
10.1*	Securities Purchase Agreement, dated May 24, 2024, by and among the Company and the Buyers named therein
10.2*	Security Agreement, dated as of May 24, 2024, by and among the Company, BioDiscovery, LLC, Lineagen, Inc., Purigen Biosystems, Inc., and JGB Collateral LLC
10.3	Subsidiary Guaranty, dated as of May 24, 2024, by BioDiscovery LLC, Lineagen, Inc., Purigen Biosystems, Inc. in favor the Investors
10.4	Placement Agency Agreement, dated May 24, 2024, by and between the Company and Canaccord Genuity LLC
10.5	Registration Rights Agreement, dated May 24, 2024, by and between the Company and the Investors
10.6	Letter Agreement Re: Agreement to Redeem Senior Secured Convertible Notes due 2025, dated May 23, 2024, by and between the Company and High Trail Special Situations LLC
99.1	Press Release dated May 28, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K
* Certain schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted schedules to the SEC upon its request. Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the Exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2024	Bionano Genomics, Inc.

	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)